Exhibit 28 (o)(8) under Form N-1A

Exhibit 99 under item 601/REG. S-K

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Federated Government Income Securities, Inc. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE
/s/ John F. Donahue John F. Donahue	Chairman and Director (Chief Executive Officer)	March 15, 2000
/s/ Richard B. Fisher Richard B. Fisher	President	March 15, 2000
/s/ J. Christopher Donahue J. Christopher Donahue	Executive Vice President and Director	March 15, 2000
/s/Richard J. Thomas Richard J. Thomas	Treasurer (Principal Financial and Accounting Officer	March 15, 2000
/s/ Thomas G. Staley Thomas G. Staley	Director	March 15, 2000
/s/ John T. Conroy, Jr. John T. Conroy, Jr.	Director	March 15, 2000
/s/ Lawrence D. Ellis, M.D. Lawrence D. Ellis, M.D.	Director	March 15, 2000
/s/ Peter E. Madden Peter E. Madden	Director	March 15, 2000
/s/ John E. Murray, Jr. John E. Murray, Jr.	Director	March 15, 2000
Marjorie P. Smuts Marjorie P. Smuts	Director	March 15, 2000

Sworn to and subscribed before me this 15th day of March, 2000.

Janice L. Vandenberg

Notarial Seal

Janice L. Vandenberg, Notary Public

Pittsburgh, Allegheny County

My Commonwealth Expires July 4, 2002

Member, Pennsylvania Association of Notaries